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                                                                    EXHIBIT 11.1

                                   SEEC, INC.

           COMPUTATION OF SHARES USED IN COMPUTING NET INCOME (LOSS)
                    PER COMMON AND COMMON EQUIVALENT SHARES

             YEARS ENDED MARCH 31, 1992, 1993, 1994, 1995 AND 1996,
              AND THE SIX MONTHS ENDED SEPTEMBER 30, 1995 AND 1996


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
                                                                                                           SIX MONTHS ENDED
                                                   YEARS ENDED MARCH 31                                       SEPTEMBER 30
                          -----------------------------------------------------------------------     ---------------------------
                             1992           1993           1994            1995           1996           1995             1996
                          ----------     ----------     ----------      ----------     ----------     ----------       ----------
Weighted average number
  of common and common
  equivalent shares not
  subject to the
  provisions of SAB No.
  83:
  Common shares issued
    and outstanding....    1,765,185      1,942,261      2,036,752       2,037,431      2,043,655      2,040,147        2,131,622
  Common equivalent
    shares consisting
    of options and
    warrants...........           --             --             --              --             --             --          195,211
  Reduction in common
    equivalent shares
    through application
    of the treasury
    stock method.......           --             --             --              --             --             --           (1,086)
                          ----------     ----------     ----------      ----------     ----------     ----------       ----------
                           1,765,185      1,942,261      2,036,752       2,037,431      2,043,655      2,040,147        2,325,747
                          ----------     ----------     ----------      ----------     ----------     ----------       ----------
Common and common
  equivalent shares
  subject to the
  provisions of SAB No.
  83:
  Issuance of common
    stock to:
    ERA Software
      Systems Private,
      Ltd. an
      affiliate, in
      connection with
      the acquisition
      of software
      rights...........      226,305        226,305        226,305         226,305        226,305        226,305          226,305
    Related party note
      holders in
      exchange for
      principal and
      accrued
      interest.........      184,198        184,198        184,198         184,198        184,198        184,198          184,198
  Officers/shareholders
      in exchange for
      the outstanding
      balance of
      deferred
      compensation and
      accrued
      interest.........       52,827         52,827         52,827          52,827         52,827         52,827           52,827
    Related parties
      through private
      placements.......       47,589         47,589         47,589          47,589         47,589         47,589           47,589
    Unrelated third
      parties through
      private
      placements.......      163,836        163,836        163,836         163,836        163,836        163,836          163,836
  Common stock
    equivalents
    consisting of stock
    options............       64,859         64,859         64,859          64,859         64,859         64,859           64,859
  Reduction in common
    and common
    equivalent shares
    through application
    of the treasury
    stock method.......     (164,568)      (164,568)      (164,568)       (164,568)      (164,568)      (164,568)        (164,568)
                          ----------     ----------     ----------      ----------     ----------     ----------       ----------
                             575,046        575,046        575,046         575,046        575,046        575,046          575,046
                          ----------     ----------     ----------      ----------     ----------     ----------       ----------
Weighted average number
  of common and common
  equivalent shares
  outstanding..........    2,340,231      2,517,307      2,611,798       2,612,477      2,618,701      2,615,193        2,900,793
                          ==========     ==========     ==========      ==========     ==========     ==========       ==========
Net income (loss)
  applicable to common
  and common equivalent
  shares...............   $ (194,293)    $ (416,396)    $ (222,485)     $ (396,292)    $ (341,945)    $ (212,464)      $   32,016
                          ==========     ==========     ==========      ==========     ==========     ==========       ==========
Net income (loss) per
  common and common
  equivalent share.....   $     (.08)    $     (.17)    $     (.09)     $     (.15)    $     (.13)    $     (.08)      $      .01
                          ==========     ==========     ==========      ==========     ==========     ==========       ==========
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